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                                                                    Exhibit 23.5
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of AnswerThink Consulting Group, Inc. and to the incorporation by reference herein of our report dated December 17, 1999, with respect to the consolidated financial statements for the year ended December 31, 1998 of THINK New Ideas, Inc. included in AnswerThink Consulting Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP


New York, New York
March 9, 2000